Exhibit 24
POWER OF ATTORNEY
     I, the undersigned Director of Rockwell Collins, Inc., a Delaware corporation (the “Company”), hereby constitute GARY R. CHADICK, PATRICK E. ALLEN and MARSHA A. SCHULTE, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2007, and any amendments thereto.

Signature	Title	Date

/s/ Donald R. Beall Donald R. Beall	Director	November 7, 2007
/s/ Anthony J. Carbone Anthony J. Carbone	Director	November 13, 2007
/s/ Michael P.C. Carns Michael P.C. Carns	Director	November 11, 2007
/s/ Chris A. Davis Chris A. Davis	Director	November 13, 2007
/s/ Mark Donegan Mark Donegan	Director	November 13, 2007
/s/ Andrew J. Policano Andrew J. Policano	Director	November 13, 2007
/s/ Cheryl L. Shavers Cheryl L. Shavers	Director	November 13, 2007
/s/ Joseph F. Toot, Jr. Joseph F. Toot, Jr.	Director	November 13, 2007